EXHIBIT B


                                RIO BRAVO CANTINA
                               DEVELOPMENT AGREEMENT



                    ---------------------------------------
                              (Name of Developer)


                    ---------------------------------------
                                     (Date)


                    ---------------------------------------
                       (General Description of Territory)









FORM:  January 28, 1996

                                TABLE OF CONTENTS


                                                                            Page

          RECITALS..........................................................   1

    I.    GRANT.............................................................   1

   II.    FEES..............................................................   3

  III.    SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS.............   4

   IV.    TERM; RIGHT OF FIRST REFUSAL......................................   6

    V.    DUTIES OF DEVELOPER...............................................   7

   VI.    DEFAULT AND TERMINATION...........................................  10

  VII.    TRANSFER OF INTEREST..............................................  13

 VIII.    COVENANTS.........................................................  18

   IX.    INDEPENDENT CONTRACTOR AND INDEMNIFICATION........................  21

    X.    APPROVALS.........................................................  23

   XI.    NON-WAIVER AND REMEDIES...........................................  23

  XII.    NOTICES...........................................................  24

 XIII.    SEVERABILITY AND CONSTRUCTION.....................................  25

  XIV.    ENTIRE AGREEMENT; APPLICABLE LAW; MEDIATION.......................  26

   XV.    ACKNOWLEDGMENTS...................................................  28


ATTACHMENT A -  FRANCHISE AGREEMENT

ATTACHMENT B -  CONFIDENTIALITY AGREEMENT AND ANCILLARY COVENANTS NOT TO COMPETE

ATTACHMENT C -  STATEMENT OF OWNERSHIP INTERESTS AND DEVELOPER'S PRINCIPALS

ATTACHMENT D -  DESCRIPTION OF TERRITORY

                                RIO BRAVO CANTINA


                              DEVELOPMENT AGREEMENT


         This Development Agreement (the "Agreement") is made and entered into this __________ day of ____________________, 19______, between RIO BRAVO
INTERNATIONAL, INC., a Kansas corporation ("Franchisor") and __________________________________________ ("Developer").


                                   WITNESSETH:

         WHEREAS, as the result of the expenditure of time, skill, effort and money, Franchisor has obtained the right to develop a unique and distinctive system (hereinafter "System") related to establishing and operating full-service restaurants featuring Mexican, Tex-Mex, Southwestern and other proprietary cuisine and full-service bar with specialty drinks in a casual dining atmosphere;

         WHEREAS, Franchisor owns the System and the Marks (as defined below) and has the right to use and license others to use the System and the Marks;

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, color scheme, and furnishings; secret recipes and special menu items; uniform standards, specifications, and procedures for operations; quality and uniformity of products and services offered; procedures for inventory, management and financial control; training and assistance; and advertising and promotional programs; all of which may be changed, improved, and further developed by Franchisor from time to time;

         WHEREAS, Franchisor identifies the System by means of certain trade names, service marks, trademarks, emblems and indicia of origin, including, but not limited to, the marks "Rio Bravo Cantina," and such other trade names, service marks and trademarks as are now designated (and may hereafter be designated by Franchisor in writing) for use in connection with the System (hereinafter referred to as "Marks");

         WHEREAS, Franchisor continues to develop, use and control the use of such Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance and service;

         WHEREAS, Developer wishes to obtain certain development rights to operate full-service Rio Bravo Cantina restaurants (hereinafter "Restaurant" or "Rio Bravo Cantina restaurant") under the System in the territory described in this Development Agreement;

         NOW,   THEREFORE,   the  parties,   in   consideration  of  the  mutual
undertakings and commitments set forth herein, the receipt and sufficiency of which are hereby acknowledged, agree as follows:


I.       GRANT

         A. In reliance on the representations and warranties of Developer and its Controlling Principals (as defined in Section XIII.E. of this Agreement) hereunder, Franchisor hereby grants to Developer and Developer hereby accepts, pursuant to the terms and conditions of this Agreement, the right and obligation to develop one (1) Restaurant within the geographic area described below (the "Territory"). Developer shall be granted rights to develop additional Restaurants subject to Developer's full compliance with all conditions precedent to the grant of such rights outlined below, which rights shall be exercised according to Section III.A. and according to the development schedule in Section III.B. (the "Development Schedule").

         B. Developer and the Controlling Principals understand and acknowledge that the rights and duties set forth in this Agreement are inextricably intertwined, are personal to Developer and its Controlling Principals (as applicable), are non-delegable, and that Franchisor has granted such rights in reliance on the business skill, financial capacity, personal character of, and expectations of performance of the duties hereunder by, Developer and the Controlling Principals. Developer and the Controlling Principals have represented to Franchisor that they have entered this Agreement for the purpose and with the intention to fully comply with the Restaurant development obligations hereunder and not for the purpose of reselling the development rights granted herein. Developer and the Controlling Principals understand and agree that this Agreement does not confer upon Developer a right to develop or franchise to operate any Restaurant, but is intended by the parties to set forth the terms and conditions which, if fully satisfied by Developer, shall entitle Developer to obtain the right to develop and operate each Restaurant within the Territory.

         C. Each of the following conditions and approvals must have occurred or be obtained before the grant of the right by Franchisor to develop each Restaurant shall become effective. Developer must meet the "operational", "financial", "legal" and "ownership" conditions, as set forth below (collectively the "Conditions") before such rights shall become effective:

                  (1)  "Operational":   Developer  is  in  compliance  with  the
Development Schedule and this Agreement. Developer and its affiliates (an affiliate of a person or entity is any entity that is controlled by, controlling or under common control with such person or entity) are in compliance with any other development agreement between Developer and its affiliates and Franchisor and its affiliates. Developer is conducting the operation of its existing Restaurants, if any, and is capable of conducting the operation of the proposed Restaurant (a) in accordance with the terms and conditions of this Agreement,
(b) in accordance with the provisions of the respective Franchise Agreements, and (c) in accordance with the standards, specifications, and procedures set forth and described in the Manuals (defined in the Franchise Agreement), as such Manuals may be amended from time to time, or otherwise in writing.

                  (2) "Financial": Developer and the Controlling Principals satisfy Franchisor's then-current financial criteria for developers and controlling principals of Rio Bravo Cantina restaurants with respect to Developer's operation of its existing Restaurants, if any, and the proposed Restaurant. Developer and the Controlling Principals have been and are faithfully performing all terms and conditions under each of the existing Franchise Agreements with Franchisor. Developer is not in default, and has not been in default during the twelve (12) months preceding Developer's request for Financial approval, of any monetary obligations owed to Franchisor under any Franchise Agreement or other agreement between Developer or any of its affiliates and Franchisor. Developer acknowledges and agrees that it is vital to Franchisor's interest that each of its franchisees be financially sound to avoid failure of a Rio Bravo Cantina restaurant and that such failure would adversely affect the reputation and good name of Franchisor and the System.

                  (3) "Legal": Developer has submitted to Franchisor, in a timely manner, all information and documents requested by Franchisor prior to and as a basis for the issuance of individual franchises or pursuant to any right granted to Franchisor by this Agreement or by any Franchise Agreement between Developer and Franchisor, and has taken such additional actions in connection therewith as may be requested by Franchisor from time to time.

                  (4) "Ownership": Neither Developer nor any of its Controlling Principals (as applicable) shall have transferred a Controlling Interest in Developer as defined in Section VII.G. The Developer and Controlling Principals upon whom Franchisor has relied to perform the duties under this Agreement shall continue to own and exercise control over a Controlling Interest in Developer. Neither Developer nor any of its Controlling Principals (as applicable) shall have transferred any interest in a Franchise Agreement prior to the completion and opening of the Rio Bravo Cantina restaurant for business to the public.

         If Franchisor determines, in its sole discretion, that Developer and the Controlling Principals have met all of the Conditions described above prior to the grant of the right to establish each additional Restaurant, then Franchisor shall grant to Developer the right to develop such additional Restaurant pursuant to the Development Schedule. The Conditions described above shall survive the termination or expiration of this Agreement and shall apply with respect to any Franchise Agreement executed pursuant to this Development Agreement.

         D. The Territory in which Developer has been granted the rights to develop Restaurants shall include the geographic area described in Attachment D below:

         E. Developer acknowledges and understands that the rights granted hereunder pertain only to the development of a full-service Rio Bravo Cantina restaurant. Except as provided in this Agreement, and subject to Developer's full compliance with this Agreement and any other agreement among Developer or any of its affiliates and Franchisor or any of its affiliates, neither Franchisor nor its affiliates shall establish or authorize any other person or entity, other than Developer, to establish a full-service Rio Bravo Cantina restaurant in the Territory during the term of this Agreement. Notwithstanding the above, Franchisor, any franchisee and any other authorized person or entity shall have the right, at any time, to advertise and promote the System in the Territory. Developer acknowledges and agrees that Franchisor and its affiliates operate restaurants under the Marks. Further, Franchisor and its affiliates may offer and sell (and may authorize others to offer and sell): (i) collateral products under the Marks, at or from any location, such as pre-packaged food and beverage products and Rio Bravo Cantina restaurant memorabilia; (ii) food and beverage services under the Marks at or through any Rio Bravo Cantina restaurant or other permanent, temporary or seasonal food service facility providing in whole or in part the products and services offered by a full-service Rio Bravo Cantina restaurant in any Reserved Area (as defined below) in the Territory; and
(iii) any food and beverage products and services under any other names and marks. A Reserved Area is defined as any airports, airline/transportation commissaries, the interior of national chain hotels, stadiums and arenas. Provided, however, prior to conducting or authorizing any person or entity to conduct the business described in subparagraph (ii), and if Developer meets each of the conditions outlined in Section I.C. of this Agreement and meets any other criteria necessary to offer and sell the Rio Bravo Cantina products in the Reserved Area within the Territory (as described in subparagraph (ii) above), Franchisor shall offer to Developer the right to offer and sell such products on such terms and conditions as Franchisor shall determine at that time. In connection with the notice to Developer of the offer, Franchisor shall provide Developer with the necessary information concerning such bona fide third party to provide the products and services. Once such offer has been made to Developer by Franchisor in writing, Developer shall have the right to accept such offer within thirty (30) days after receipt of such written notification. If Developer fails to notify Franchisor in writing of Developer's intent to accept the offer within the thirty-day time period, Franchisor may conduct such business itself, or authorize any other person or entity to do so.

         F. This Agreement is not a franchise agreement and does not grant to Developer any right or license to operate a Restaurant, distribute goods or services, or any right to use or interest in the Marks.


II.      FEES

         A. As partial consideration for the development rights to be granted to Developer herein and the rights to be granted to Developer under separate franchise agreements ("Franchise Agreements"), Developer shall pay to Franchisor a total development fee of ______________________ Dollars ($_________). The
development fee shall be calculated by multiplying the number of Franchise Agreements to be signed under the Development Schedule by Five Thousand Dollars ($5,000.00). Any application fee paid by Developer to Franchisor prior to the signing of this Agreement shall be credited against the development fee required under this Section. The development fee shall be due upon the execution of this Agreement and deemed fully earned by Franchisor for administrative and other expenses incurred by Franchisor and for the development opportunities lost or deferred as a result of the rights granted to Developer herein.

         B. In addition, and as further consideration for the development rights to be granted hereunder and the rights to be granted to Developer under separate Franchise Agreements, Developer shall pay to Franchisor an initial franchise fee of Forty Thousand Dollars ($40,000) for the first Restaurant to be developed under this Agreement, and Forty Thousand Dollars ($40,000) for each additional Restaurant to be opened under this Agreement. The pro rata portion of the development fee allocable to each Restaurant shall be credited against the initial franchise fee due for that Restaurant. The initial franchise fee shall be paid to Franchisor as follows: (i) fifty percent (50%) upon the commencement of construction of the Restaurant as defined under the applicable Franchise Agreement, and (ii) the remaining fifty percent (50%) at the earlier of thirty
(30) days prior to the Opening date (as defined in the Franchise Agreement) or three (3) business days prior to the date the training crew provided under the Franchise Agreement is scheduled by Franchisor to arrive to conduct opening training. All franchise fees are deemed nonrefundable.

         C. During the term of each Franchise Agreement that Developer shall execute pursuant to Section III.C. hereof, Developer shall pay to Franchisor a royalty fee equal to four percent (4%) ("Royalty Rate") of the monthly Gross Sales of the Restaurant (as defined in Section IV.C. of Attachment A and such other applicable Sections in future Franchise Agreements); provided, however, notwithstanding the foregoing, from and after January 1, 2000, the term "Royalty Rate" shall be defined as four and one-quarter percent (4 1/4%). All Franchise Agreements issued prior to January 1, 2000 shall reflect that the Royalty Rate shall increase to four and one-quarter percent (4 1/4%) as of January 1, 2000 and all Franchise Agreements issued in accordance herewith after January 1, 2000 shall include a Royalty Rate of four and one-quarter percent (4 1/4%).

         D. Developer shall not be entitled to withhold payments due Franchisor under this Agreement on grounds of alleged nonperformance by Franchisor hereunder. Any payment not actually received by Franchisor on or before the date due shall be deemed overdue. Time is of the essence with respect to all payments to be made by Developer to Franchisor. All unpaid obligations under this Agreement shall bear interest from the date due until paid at the lesser of (i) the prime commercial rate of interest plus three percent (3%), as reported in the Wall Street Journal (Midwest edition) from time to time or by any bank or financial institution designated from time to time by Franchisor (but in no event less than twelve percent (12%) per annum), or (ii) the maximum rate allowed by applicable law. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum rate allowed by applicable law. If any excess of interest is provided for herein, or shall be adjudicated to be so provided in this Agreement, the provisions of this paragraph shall govern and prevail, and neither Developer nor its Principals shall be obligated to pay the excess amount of such interest. If for any reason interest in excess of the maximum rate allowed by applicable law shall be deemed charged, required or permitted, any such excess shall be applied as a payment and reduction of any other amounts which may be due and owing hereunder, and if no such amounts are due and owing hereunder then such excess shall be repaid to the party that paid such interest.


III.     SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS

         A. Developer shall exercise the development rights granted hereunder only by entering into a separate Franchise Agreement with Franchisor for each Restaurant for which a development right is granted. The Franchise Agreement to be executed for the first Restaurant to be developed by Developer under this Agreement shall be executed and delivered to Franchisor concurrently with the execution and delivery of this Agreement and shall be in the form of the Franchise Agreement attached as Attachment A. All subsequent Restaurants developed under the Development Schedule set forth in Section III.B.(1) hereof shall be established and operated pursuant to the form of Franchise Agreement attached as Attachment A.

         B. (1) Acknowledging that time is of the essence, and subject to the requirements of Section I., Developer agrees to exercise its development rights according to Section III.A. and according to the Development Schedule below, which schedule designates the number of Restaurants in the Territory to be established and in operation by Developer upon the expiration of each of the designated development periods (the "Development Periods").

          ==================================================================================================================
                                                                                     Cumulative Total Number of
                                                                                Restaurants Located in the Territory
                                                   Expiration Date of                 Which Developer Shall Have
                   Development Period              Development Period                   Open and in Operation
          ==================================================================================================================
                           1.
          ------------------------------------- -------------------------- -------------------------------------------------
                           2.
          ------------------------------------- -------------------------- -------------------------------------------------
                           3.
          ------------------------------------- -------------------------- -------------------------------------------------
                           4.
          ------------------------------------- -------------------------- -------------------------------------------------
                           5.
          ------------------------------------- -------------------------- -------------------------------------------------


During any of the Development Periods set forth above, subject to the terms and conditions of this Agreement, Developer, with Franchisor's prior written consent, may develop more than the total minimum number of Restaurants which Developer is required to develop during that Development Period. Notwithstanding the above, Developer shall not open or operate more than the cumulative total number of Restaurants Developer is obligated to develop under this Agreement as set forth above in the Development Schedule. Any Restaurants developed during a Development Period in excess of the minimum number of Restaurants required to be developed upon expiration of that Development Period shall be applied to satisfy Developer's development obligation during the next succeeding Development Period, if any.

                  (2) If during the term of this Agreement, Developer ceases to operate any Restaurant developed under this Agreement for any reason, Developer shall develop a replacement Restaurant to fulfill Developer's obligation to have open and in operation the required number of Restaurants upon the expiration of each Development Period. The replacement Restaurant shall be developed within a reasonable time to be agreed upon by the parties after Developer ceases to operate the Restaurant to be replaced. If during the term of this Agreement, Developer, in accordance with the terms of any Franchise Agreement for a Restaurant developed under this Agreement, transfers its interest in such Restaurant, the transferred Restaurant shall continue to be counted in determining whether Developer has complied with the Development Schedule so long as it continues to be operated as a Rio Bravo Cantina restaurant. If the transferred Restaurant ceases to be operated as a Rio Bravo Cantina restaurant during the term of this Agreement, Developer shall develop a replacement Restaurant within a reasonable time to be agreed upon by the parties after the transferred Restaurant ceases to be operated as a Rio Bravo Cantina restaurant. In either case, the reasonable time period shall apply to the development of the replacement Restaurant only, and extend the term of the applicable Development Period to the end of the mutually agreed upon time period; provided, however, that in no event shall such time period exceed one hundred eighty (180) days.

                  (3) (a) Developer shall open each Restaurant developed hereunder and shall commence business in accordance with the Development Schedule described in this Section III., unless Developer obtains an extension of the Development Period, at the expiration of which, Developer was to have had open and in operation a Restaurant. Notwithstanding the above, Developer shall have the right to receive two (2) extensions of such Development Period as such may be necessary to complete construction and commence operation of such Restaurant. Each extension shall be for an additional thirty (30) day period commencing upon the expiration of the applicable Development Period, including any previous extensions thereof ("Extension Date"). No more than two (2) extensions of any Development Period will be permitted. If an extension of a Development Period exercised by Developer, the Opening Date (as defined in the Franchise Agreement) shall be extended to the Extension Date. No extension of any Development Period shall affect the duration of any other Development Period or any of Developer's other development obligations. If an extension is exercised in the final Development Period, the term of this Agreement shall be extended to the Extension Date and thereafter, Developer shall have no further rights under this Agreement except as provided in Section IV. The provisions of this Section III.B.(3) does not apply to the development of a replacement Restaurant under Section III.B.(2).

                      (b) Developer shall notify Franchisor in writing at least sixty (60) days prior to the Projected Opening Date for a Restaurant that Developer will be unable to complete construction and commence operation of the Restaurant by the expiration date of the Development Period in which such Restaurant was to have been opened. In such notice Developer shall request the Franchisor to consider its request for extension and include a description of the reasons for such failure to develop in a timely manner and the expected date of completion of construction and opening, if the extension were to be granted.

                  (4) Failure by Developer to adhere to the Development Schedule (including any extensions thereof) or to any time period for the development of replacement Restaurants as set forth in Section III.B.(2) shall constitute a material event of default under this Agreement.

         C. Developer acknowledges that the projected opening dates ("Projected Opening Dates") for each Restaurant set forth below are reasonable and consistent with the requirements of the Development Schedule. Subject to Developer's compliance with Section I. hereof, Developer shall execute a Franchise Agreement for each Restaurant at or prior to the applicable execution date ("Execution Date") set forth below which Developer and Franchisor agree and acknowledge shall be a date no later than four hundred and twelve (412) days prior to the Projected Opening Date for the applicable Restaurant for the First Restaurant to be developed and three hundred eighty-two (382) days, for such subsequent Restaurant to be developed.


          ==================================================================================================================
                        Restaurant                Projected Opening Date                    Execution Date
          ==================================================================================================================
          1.
          ------------------------------------- -------------------------- -------------------------------------------------
          2.
          ------------------------------------- -------------------------- -------------------------------------------------
          3.
          ------------------------------------- -------------------------- -------------------------------------------------
          4.
          ------------------------------------- -------------------------- -------------------------------------------------
          5.
          ------------------------------------- -------------------------- -------------------------------------------------


IV.      TERM; RIGHT OF FIRST REFUSAL

         A. Unless sooner terminated in accordance with this Agreement, the term of this Agreement and all rights granted by Franchisor under this Agreement shall expire on the date on which Developer successfully and in a timely manner has exercised all of the development rights and completed the development obligations under this Agreement in accordance with the Development Schedule

(including, if applicable, any extension thereof under Section III.B.(3) or for a replacement Restaurant pursuant to Section III.B.(2)).

         B. Notwithstanding the above, if Developer has complied with the terms and conditions of this Agreement, including developing each and every Restaurant in accordance with the Development Schedule, prior to developing, or authorizing any other person or entity to develop, any Restaurant in the Territory,
Franchisor shall offer to Developer the right to develop such additional Restaurants that may be developed within the Territory. In connection with the right, Developer will be offered an option to extend this Agreement to develop such additional Restaurants within the Territory. Franchisor shall provide written notice to Developer of the number of Restaurants to be developed and the terms of such development. Developer shall have thirty (30) days after receiving Franchisor's written notice to exercise such right by providing written notice to Franchisor of Developer's intent to exercise such right. In order to exercise the right, Developer shall pay to Franchisor all franchise fee deposits required by Franchisor for such development rights. The extension shall contain a new development schedule setting forth the number and the time period for development of each Restaurant (the "Supplementary Development Schedule").


V.       DUTIES OF DEVELOPER

         Developer and the Controlling Principals (as defined in Section XIII.E.), as applicable, make the following representations, warranties and covenants and accept the following obligations:

         A.       (1)   If  Developer  is  a   corporation  or a    partnership,
Developer represents, warrants and covenants that:

                        (a) Developer is duly organized and validly existing under the state law of its formation;

                        (b) Developer is duly qualified and is authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification;

                        (c) Developer's corporate charter or written partnership agreement shall at all times provide that the activities of Developer are confined exclusively to the development and operation of Rio Bravo Cantina restaurants, unless otherwise consented to by Franchisor in writing. Developer shall not use the Marks as part of its corporate or other legal name, and shall obtain Franchisor's approval of such corporate or other legal name prior to filing it with the applicable state authority;

                        (d) The execution of this Agreement and the performance of the transactions contemplated hereby are within Developer's corporate power, if Developer is a corporation or if Developer is a partnership, permitted under Developer's written partnership agreement and have been duly authorized by Developer;

                        (e) If Developer is a corporation, copies of Developer's articles of incorporation, bylaws, other governing documents, any amendments thereto, resolutions of the Board of Directors authorizing entry into and performance of this Agreement, and any certificates, buy-sell agreements or other documents restricting the sale or transfer of stock of the corporation, and any other documents as may be reasonably required by Franchisor shall have been furnished to Franchisor prior to the execution of this Agreement; or, if Developer is a partnership, copies of Developer's written partnership agreement, other governing documents and any amendments thereto shall have been furnished to Franchisor prior to the execution of this Agreement, including evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of partners, if such approval or consent is required by Developer's written partnership agreement;

                        (f) If Developer is a corporation, partnership or other form of legal entity other than an individual, the ownership interests in Developer are accurately and completely described in Attachment C. Further, if Developer is a corporation, Developer shall maintain at all times a current list of all owners of record and all beneficial owners of any class of voting securities in Developer or, if Developer is a partnership or other form of legal entity, Developer shall maintain at all times a current list of all owners of an interest in the partnership or entity. Developer shall immediately provide a copy of the updated list to Franchisor upon the occurrence of any change of ownership and otherwise make its list of owners available to Franchisor upon request;

                        (g) If, after the execution of this Agreement, any person ceases to qualify as one of the Developer's Principals (defined in Section XIII.E.) or if any individual succeeds to or otherwise comes to occupy a position which would, upon designation by Franchisor, qualify him as one of Developer's Principals, Developer shall notify Franchisor within ten (10) days after any such change and, upon designation of such person by Franchisor as one of Developer's Principals or as a Controlling Principal, as the case may be, such person shall execute such documents and instruments (including, as applicable, this Agreement) as may be required by Franchisor to be executed by others in such positions;

                        (h) If Developer is a corporation, Developer shall maintain stop-transfer instructions against the transfer on its records of any of its equity securities and each stock certificate representing stock of the corporation shall have conspicuously endorsed upon it a statement in a form satisfactory to Franchisor that it is held subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section shall not apply to the transfer of equity securities of a publicly-held corporation (as defined in Section XIII.E.). If Developer is a partnership, its written partnership agreement shall provide that ownership of an interest in the partnership is held subject to all restrictions imposed upon assignments by this Agreement;

                        (i) Developer and, at Franchisor's request, each of the Controlling Principals, have provided Franchisor with the most recent financial statements of Developer and such Principals. Such financial statements present fairly the financial position of Developer and each of the Controlling Principals, as applicable, at the dates indicated therein and with respect to Developer, the results of its operations and its cash flow for the year then ended. Developer agrees that it shall maintain at all times, during the term of this Agreement, sufficient working capital to fulfill its obligations under this Agreement. Each of the financial statements mentioned above shall be certified as true, complete and correct and shall have been prepared in conformity with generally accepted accounting principles applicable to the respective periods involved and, except as expressly described in the applicable notes, applied on a consistent basis. No material liabilities, adverse claims, commitments or obligations of any nature exist as of the date of this Agreement, whether accrued, unliquidated, absolute, contingent or otherwise, which are not reflected as liabilities on the financial statements of Developer or such Principals. At Franchisor's request, Developer shall provide an annual balance sheet and income statement in a form prescribed by Franchisor (which may be unaudited) within twenty (20) days after Franchisor's request;

                        (j) The Developer's Principals (as defined in Section XIII.E.) shall each execute and bind themselves to the confidentiality and noncompetition covenants set forth in the Confidentiality Agreement and Ancillary Covenants Not to Compete which forms Attachment B to this Agreement (see Sections VIII.B.(2) and VIII.I.). The Controlling Principals shall jointly and severally guarantee Developer's performance of all of Developer's obligations, covenants and agreements described in this Agreement pursuant to the terms and conditions of the guaranty contained herein, and shall otherwise bind themselves to the terms of this Agreement as stated herein; and

                        (k) Developer and the Controlling Principals acknowledge and agree that the representations, warranties and covenants set forth above in
Section V.A.(1)(a) - (j) are continuing obligations of Developer and the Controlling Principals, as applicable, and that any failure to comply with such representations, warranties and covenants shall constitute a material event of default under this Agreement. Developer will cooperate with Franchisor in any efforts made by Franchisor to verify compliance with such representations, warranties and covenants.

                  (2) Upon the execution of this Agreement, Developer shall designate and retain an individual to serve as the Operating Principal of Developer (the "Operating Principal"). If Developer is an individual, Developer shall perform all obligations of the Operating Principal. The Operating Principal shall, during the entire period he serves as such, meet the following qualifications:

                        (a) The Operating Principal may, at its option, and, subject to the approval of Franchisor, designate an individual to perform the duties and obligations of Operating Principal described herein; provided that Operating Principal shall take all necessary action to ensure that such designee conducts and fulfills all of Operating Principal's obligations in accordance with the terms of this Agreement and Operating Principal shall remain fully responsible for such performance.

                        (b) The Operating Principal must maintain a direct or indirect ownership interest in the Developer. Except as may otherwise be provided in this Agreement, the Operating Principal's interest in Developer shall be and shall remain free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, voting agreement, proxy, security interest or purchase right or options.

                        (c) Developer and the Operating Principal (or his designee, if applicable) shall devote substantial full time and best efforts to the supervision and conduct of the business contemplated by this Agreement. Operating Principal shall execute this Agreement as one of the Controlling Principals, and shall be individually, jointly and severally, bound by all obligations of Developer, the Operating Principal and the Controlling Principals hereunder. Operating Principal, however, shall have no greater or lesser personal liability for Developer's performance than any other of the Controlling Principals.

                        (d) The Operating Principal (and any such designee) shall meet Franchisor's standards and criteria for such individual, as set forth in the Manuals as defined herein or otherwise in writing by Franchisor.

                        (e) If, during the term of this Agreement, the Operating Principal or any designee is not able to continue to serve in the capacity of Operating Principal or no longer qualifies to act as such in accordance with this Section, Developer shall promptly notify Franchisor and designate a replacement within sixty (60) days after the Operating Principal or such designee ceases to serve or be so qualified, such replacement being subject to the same qualifications and restrictions listed above. Developer shall provide for interim management of the activities contemplated under this Agreement until such replacement is so designated, such interim management to be conducted in accordance with this Agreement. Any failure to comply with the requirements of this Section V.A.(2) shall be deemed a material event of default under this Agreement.

                  (3) Developer and the Controlling Principals understand that compliance by all developers and franchisees operating under the System with Franchisor's training, development and operational requirements is an essential and material element of the System and that Franchisor and developers and franchisees operating under the System consequently expend substantial time, effort and expense in training management personnel for the development and operation of their respective Rio Bravo Cantina restaurants. Accordingly, Developer and the Controlling Principals agree that if during the term of this Agreement, Developer or any Controlling Principal shall designate or employ in a managerial position any individual who is at the time or was within the preceding one hundred eighty (180) days employed in a managerial position by Franchisor or any of its affiliates, including, but not limited to, individuals employed by Franchisor to work in its Rio Bravo Cantina restaurants, or by any other developer or franchisee operating under the System, then such former employer of such individual shall be entitled to be compensated for the reasonable costs and expenses, of whatever nature or kind, incurred by such employer related to training such employee. The parties hereto agree that such expenditures may be uncertain and difficult to ascertain and, therefore, agree that the compensation specified herein reasonably represents such expenditures and is not a penalty. An amount equal to the compensation of such employee for the twelve (12) month period (or such shorter time, if applicable) immediately prior to the termination of his employment with such former employer shall be paid by Developer or the applicable Controlling Principal, as the case may be, within thirty (30) days after written notice unless otherwise agreed with such former employer. In seeking any individual to serve in such managerial position, Developer and the Controlling Principals shall not discriminate in any manner whatsoever against any individual, to whom the provisions of this Section apply, on the basis of the compensation required to be paid hereunder if Developer or any Controlling Principal designates or employs such individual. The parties hereto expressly acknowledge and agree that no current or former employee of Franchisor, its affiliates, Developer, or of any other entity operating under the System shall be a third party beneficiary of this Agreement or any provision hereof. Notwithstanding the above, solely for purposes of bringing an action to collect any payment due under this Section, such former employer shall be a third-party beneficiary of this Section V.A.(3). Franchisor expressly disclaims any representations and warranties regarding the performance of any employee or former employee of Franchisor, its affiliates or any developer or franchisee operating under the System, who is designated or employed by Developer or any Controlling Principal in any capacity, and Franchisor shall not be liable for any losses, of whatever nature or kind, incurred by Developer or any Controlling Principal in connection therewith.

                  (4) Developer shall comply with all requirements of federal, state and local laws, rules, regulations, and orders.

         B. Developer shall comply with all other requirements and perform such other obligations as provided hereunder.


VI.      DEFAULT AND TERMINATION

         A. Developer shall be deemed to be materially in default under this Agreement and all rights granted herein shall automatically terminate without notice to Developer:

                  (1) if Developer becomes insolvent or makes a general assignment for the benefit of creditors or files a voluntary petition under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state or admits in writing its inability to pay its debts when due;

                  (2) if Developer is adjudicated bankrupt or insolvent in proceedings filed against Developer under any section or chapter of federal bankruptcy law or any similar law or statute of the United States or any state;

                  (3) if a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer, or if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction;

                  (4) if proceedings for a composition with creditors under any state or federal law are instituted by or against Developer;

                  (5) if a final judgment against Developer remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed);

                  (6)      if Developer is dissolved;

                  (7) if execution is levied against Developer's business or property related to the Restaurants or the System;

                  (8) if suit to foreclose any lien or mortgage against the premises or equipment of any business operated hereunder or under any Franchise Agreement is instituted and not dismissed within ninety (90) days; or

                  (9) if the real or personal property of any business operated hereunder or under any Franchise Agreement shall be sold after levy by any sheriff, marshal or constable.

         Notwithstanding, the provisions of this Section VI.A. above, Developer shall not be deemed to be in default of this section in those instances where a bankruptcy of insolvency proceeding was filed against Developer or a receivership or composition was instituted against Developer, unless Developer has not caused such actions to be dismissed within ninety (90) days of the filing of such actions.

         B. Developer shall be deemed to be materially in default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Developer any opportunity to cure the default except as provided below, effective immediately upon written notice to Developer, upon the occurrence of any of the following events of default:

                  (1) If Developer fails to comply with the Development Schedule or the Supplemental Development Schedule, if any (or any extension thereof approved by Franchisor in writing), or if Developer fails to develop a replacement Restaurant within any time period agreed upon by the parties under
Section III.B.(2);

                  (2) If Developer fails to execute each Franchise Agreement in accordance with Section III.C. (or within thirty (30) days thereafter);

                  (3) If Developer or any of the Controlling Principals is convicted of, or shall have entered a plea of nolo contendere to, a felony, a crime involving moral turpitude or any other crime or offense that Franchisor believes is reasonably likely to have an adverse effect on the System, the Marks, the goodwill associated therewith or Franchisor's interests therein. With respect to the other crime or offense that Franchisor believes is reasonably likely to have an adverse effect on the System, the Marks, the goodwill associated therewith, or Franchisor's interest therein, referred to in this
Section VI.B.(3), Franchisor shall give Developer thirty (30) days notice of its belief of adverse effect prior to terminating this Agreement in order to permit Developer an opportunity to cure such default;

                  (4) If a threat or danger to public health or safety results from the construction, maintenance or operation of any Restaurant developed under this Agreement;

                  (5) If Developer fails to designate a qualified replacement Operating Principal or designee appointed by Operating Principal within the time required under Section V.A.(2)(e);

                  (6) If Developer or any of the Controlling Principals breach in any material respect any of the representations, warranties and covenants in
Section V.A.;

                  (7)  If  Developer  or  any  of  the  Controlling   Principals
transfers or attempts to transfer any rights or obligations under this Agreement to any third party;

                  (8)  If  Developer  or  any  of  the  Controlling   Principals
transfers or attempts to transfer a controlling interest in Developer without first obtaining Franchisor's written consent pursuant to Section VII.B.;

                  (9) If Developer or any of the Controlling Principals fails to comply with the covenants in Section VIII.A. and B.(1) or VIII.C. or if Developer fails to obtain the execution of the covenants required under Section VIII.B.(2) or VIII.I. within thirty (30) days following Franchisor's request that Developer obtain the execution of such covenants;

                  (10)  If  an  approved   transfer   upon  death  or  permanent
disability is not effected within the time period and in the manner prescribed by Section VII.E., or within thirty (30) days thereafter;

                  (11) If Developer misuses or makes any unauthorized use of the Marks or materially impairs the goodwill associated therewith or with the System or Franchisor's rights therein and does not cure such default within twenty-four
(24) hours following notice from Franchisor;

                  (12) If Developer or any of its affiliates fails, refuses or neglects promptly to pay when due any monetary obligation owing to Franchisor or any of its affiliates under this Agreement, any Franchise Agreement or any other agreement and does not cure such default within fourteen (14) days following notice from Franchisor (or such other applicable cure period contained in such other agreement, unless no cure period is stated or such period is less than fourteen (14) days, in which case the fourteen (14) day cure period shall apply); and

                  (13) If Developer, or any of the Controlling Principals, repeatedly commits a material event of default under this Agreement, whether or not such defaults are of the same or different nature and whether or not such defaults have been cured by Developer after notice by Franchisor.

         C. Except as provided above in Section VI.B., if Developer fails to comply with any other term or condition imposed by this Agreement, any Franchise Agreement or any other development or franchise agreement between Developer and Franchisor, as such may from time to time be amended, Franchisor may terminate this Agreement only by giving written notice of termination stating the nature of such default to Developer at least thirty (30) days prior to the effective date of termination; provided, however, that Developer may avoid termination by immediately initiating a remedy to cure such default and curing it to Franchisor's satisfaction within the thirty (30) day period and by promptly providing proof thereof to Franchisor. If Developer initiates a remedy to cure the default during the initial thirty (30) day period, but is unable to complete such remedy to Franchisor's satisfaction within such thirty (30) day period, Developer shall have an additional thirty (30) days or such longer period as applicable law may require, to effectuate a cure of the default, notwithstanding any other term set forth in this Section VI.C. Furthermore, in interpreting
Section VI.C., a default under a Franchise Agreement with respect to that Restaurant's opening date will not be a default under this Section unless the failure to open the Restaurant otherwise violates the terms of this Agreement. If any such default is not cured within the specified time, or such longer period as applicable law may require, subject to Section VII.D., Developer's rights under this Agreement shall terminate without further notice to Developer effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require.

         D. Upon default by Developer under Section VI.B. or C., Franchisor has the option, in its sole discretion, in addition to, or instead of, exercising its right to terminate this Agreement as provided in Sections VI.B. and C., to do any one or more of the following:

                  (1) terminate or modify any territorial rights granted to Developer in Section I.B.;

                  (2) reduce the area of such territorial rights;

                  (3) reduce the number of Restaurants which Developer may establish pursuant to Section III.B.(1);

                  (4) with respect to Section VI.B.(1), permit Developer obtain an extension of the Development Schedule under Section III.B.;

                  (5) terminate or modify any right of first refusal granted to Developer in Section IV.B.; or

                  (6) pursue any other remedy Franchisor may have at law or in equity.

         E. (1) Upon the termination or expiration of thi s Agreement, Developer shall have no right to establish or operate any Restaurant for which Franchise Agreement has not been executed by Franchisor and delivered to Developer at the time of termination or expiration.

                  (2) If Franchisor elects to terminate the territorial rights granted to Developer in Section I.B., modify such territorial rights or reduce the area of territorial rights as provided in Section VI.D. above, Developer shall continue to develop Restaurants in accordance with the Development Schedule, or Supplementary Development Schedule, to the extent that the number of Restaurants Developer is required to develop is reduced and/or the area in which such Restaurants are required to be developed is reduced by Franchisor pursuant to Sections VI.D.(2) and (3).

                  (3) If Franchisor exercises any of its rights in Section VI.D., or if this Agreement otherwise expires or terminates, Franchisor shall be entitled to establish, and to license others to establish, Restaurants in the Territory or in the portion thereof no longer part of the Territory or pursuant to any other modification of Developer's territorial rights, except as may be otherwise provided under any Franchise Agreement which is then in effect between Franchisor and Developer.

         F.  Franchisor's  exercise of any of its options  under  Section  VI.D.
shall not, in the event of a default, constitute a waiver by Franchisor to exercise its option to terminate this Agreement at any time with respect to a subsequent event of default of a similar or different nature.

         G. No default under this Agreement shall constitute a default under any Franchise Agreement between the parties hereto, unless the default is also a default under the terms of such Franchise Agreement.

         H. Upon default of Developer and the early termination of this Agreement, Franchisor shall have the right to purchase the assets of all of the Restaurants opened pursuant to Franchise Agreements executed under the terms of this Agreement which are then likewise in default. The terms and conditions of the purchase transaction, including but not limited to, the purchase price for the assets of such Restaurants, shall be determined in accordance with the provisions contained in the applicable Franchise Agreement permitting the Franchisor to purchase, at its option, such assets upon termination or expiration of the Franchise Agreement.

         I. No right or remedy herein conferred upon or reserved to Franchisor is exclusive of any other right or remedy provided or permitted by law or in equity.

         J. Upon termination or expiration of this Agreement, Developer and the Controlling Principals shall comply with the restrictions on confidential information contained in Section VIII.B. and the covenants against competition contained in Section VIII.D. Any other person required to execute similar covenants pursuant to Section VIII.B.(2) or VIII.I. shall also comply with such covenants.


VII.     TRANSFER OF INTEREST

         A. Franchisor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or legal entity without Developer's consent. Specifically, and without limitation to the foregoing, Developer expressly affirms and agrees that Franchisor may sell its assets, the Marks or the System to a third party; may offer its securities privately or publicly; may merge, acquire other corporations, or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, Developer expressly and specifically waives any claims, demands or damages against Franchisor arising from or related to the transfer of the Marks (or any variation thereof) or the System from Franchisor to any other party. Nothing contained in this Agreement shall require Franchisor to remain in the business of operating or licensing the operation of Rio Bravo Cantina restaurants or other restaurant businesses or to offer any services or products, whether or not bearing the Marks, to Developer, if Franchisor exercises its rights hereunder to assign its rights in this Agreement.

         B. (1) Developer and the Controlling Principals understand and acknowledge that the rights and duties set forth in this Agreement are personal to Developer and that Franchisor has granted such rights in reliance on the business skill, financial capacity and personal character of Developer and the Controlling Principals and with the expectation that the duties and obligations contained in this Agreement will be performed by Developer and those Controlling Principals signing this Agreement. Accordingly, neither Developer nor any Controlling Principal, nor any successor or assign of Developer or any Controlling Principal, shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise dispose of or encumber any direct or indirect interest in this Agreement. In addition, neither Developer nor any Controlling Principals shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise dispose of any direct or indirect interest in Developer without the prior written consent of Franchisor. Any purported assignment or transfer, by operation of law or otherwise, made in violation of this Agreement shall be null and void and shall constitute a material event of default under this Agreement.

                  (2) If Developer or a Controlling Principal wishes to transfer any interest in Developer, transferor and the proposed transferee shall apply to Franchisor for its consent. Franchisor may, in its sole discretion, require any or all of the following as conditions of its approval to any such transfer:

                        (a) All the accrued monetary obligations of Developer or any of its affiliates and all other outstanding obligations to Franchisor or any of its affiliates arising under this Agreement or any Franchise Agreement or other agreement shall have been satisfied in a timely manner and Developer shall have satisfied all trade accounts and other debts, of whatever nature or kind, in a timely manner;

                        (b) Developer and its affiliates are not in default of any provision of this Agreement, any amendment hereof or successor hereto, or any Franchise Agreement or other agreement between Developer or any of its affiliates and Franchisor or any of its affiliates; and Developer shall have substantially and timely complied with all the terms and conditions of such agreements during the terms thereof;

                        (c) The transferor and its principals, as applicable, shall have executed a general release, in a form satisfactory to Franchisor, of any and all claims, against Franchisor and its affiliates, their respective partners, and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement, any Franchise Agreement and any other agreement between Developer and Franchisor or any of its affiliates or under federal, state or local laws, rules, and regulations or orders;

                        (d) The transferee shall demonstrate to Franchisor's satisfaction that transferee meets the criteria considered by Franchisor when reviewing a prospective developer's application for development rights, including, but not limited to, Franchisor's educational, managerial and business standards, transferee's good moral character, business reputation and credit rating, transferee's aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise), transferee's financial resources and capital for operation of the business, and the geographic proximity of other territories with respect to which transferee has been granted development rights or of other Rio Bravo Cantina restaurants operated by transferee, if any;

                        (e) The transferee shall enter into a written agreement, in a form prescribed by Franchisor, assuming full, unconditional, joint and several, liability for and agreeing to perform from the date of the transfer, all obligations, covenants and agreements of Developer in this Agreement; and, if transferee is a corporation or a partnership, transferee's shareholders, partners or other investors, as applicable, shall also execute such agreement as transferee's principals, and guarantee the performance of all such obligations, covenants and agreements;

                        (f) The transferee shall execute the standard form development agreement then being offered to new System developers or a revised form of this Agreement, as Franchisor deems appropriate, and such other ancillary agreements as Franchisor may require, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement, and if the transferee is a corporation or partnership, transferee's shareholders, partners or other investors, as applicable, shall also execute such agreements as transferee's principals, and guarantee the performance of all such obligations, covenants and agreements;

                        (g) The transferor shall remain liable for all of the obligations to Franchisor in connection with this Agreement incurred prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Franchisor to evidence such liability;

                        (h) Developer shall pay a transfer fee of Three Thousand Five Hundred Dollars ($3,500);

                        (i) Developer shall have completed the development of at least forty percent (40%) of all the Restaurants required to be developed under
Section III. of this Agreement, and such Restaurants have been continuously open and in operation by Developer. In determining the total number of Restaurants to be developed in the Territory, Franchisor and Developer have agreed that the number of such Restaurants is ___________ upon the effective date of such a transfer, the transferee will possess all rights under the Agreement, including the right of any future development of the Territory previously held by Developer; and

                        (j) If transferee is a corporation or a partnership, transferee shall make and will be bound by any or all of the representations, warranties and covenants in Section V.A. as Franchisor requests. Transferee shall provide to Franchisor evidence satisfactory to Franchisor that the terms of Section VI.A. have been satisfied and are true and correct on the date of transfer.

                  (3) Developer acknowledges and agrees that each condition which must be met by the transferee is reasonable and necessary to ensure such transferee's full performance of the obligations hereunder.

         C. If the proposed transfer is to a corporation formed solely for the convenience of ownership, Franchisor's consent may be conditioned upon any of the requirements in Section VII.B.(2), except that the requirements in Sections VII.B.(2)(c), (d), (f), and (i) shall not apply. With respect to a transfer to a corporation formed for the convenience of ownership, Developer shall be the owner of all the voting stock or interest of the corporation, and if Developer is more than one individual, each individual shall have the same proportionate ownership interest in the corporation as he had in Developer prior to the transfer. Developer and each of its Controlling Principals, as applicable, may transfer, sell or assign their respective interests in Developer, by and amongst themselves with Franchisor's prior written consent, which consent shall not be unreasonably withheld; but may be conditioned on compliance with Section VII.B.(2), except that such transfer, sale or assignment shall not effect a change in the controlling interest in Developer and such transfer shall not be subject to Sections VII.B.(2)(d), (e), (f), (h), (i) and (j).

         D. (1) If Developer or a Controlling Principal wishes to transfer any ownership interest in Developer, pursuant to any bona fide offer received from a third party to purchase such interest, then such proposed seller shall promptly notify Franchisor in writing of each such offer, and shall provide such information and documentation relating to the offer as Franchisor may require. Franchisor shall have the right and option, exercisable within thirty (30) business days after receipt of such written notification and copies of all documentation requested by Franchisor describing the terms of such offer, to send written notice to the transferor that Franchisor intends to purchase the transferor's interest on the same terms and conditions offered by the third party. In the event that Franchisor elects to purchase the transferor's interest, closing on such purchase must occur within the later of sixty (60) business days from the date of notice to the transferor of the election to purchase by Franchisor, ten (10) business days from the date Franchisor receives or obtains all necessary permits and approvals, or such other date the parties agree upon in writing. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section VII.D. shall not constitute a waiver of any other provision of this Agreement, including all of the requirements of this Section VII. relating to a proposed transfer.

                  (2) If the offer from a third party provides for payment of consideration other than cash or involves certain intangible benefits, Franchisor may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash, its, or its parent's publicly-traded securities, or intangible benefits similar to those being offered. In addition, if the publicly-traded securities referred to in this Section are being offered as a reasonable equivalent to publicly-traded securities offered by a third party, the registration and/or restricted nature of such securities offered by Franchisor will be substantially similar to those offered by the third party. If the parties cannot agree within a reasonable time on the reasonable equivalent in cash of the non-cash part of the offer, then such amount shall be determined by two (2) appraisers qualified to determine the value of the non-cash offer, with each party selecting one (1) appraiser, and the average of their determinations shall be final and binding. In the event of such appraisal, each party shall bear its own legal and other costs and shall split the appraisal fees. If the Franchisor exercises its right of first refusal herein provided, it also shall have the right to set off (i) all fees for any such independent appraiser due from Developer hereunder and (ii) all amounts due from Developer to Franchisor or any of its affiliates.

                  (3) Failure to comply with the provisions of this Section VII.D. prior to the transfer of any interest in Developer or in this Agreement shall constitute a material event of default under this Agreement.

         E. (1) Upon the death of Developer (if Developer is a natural person) or any Controlling Principal who has an interest in Developer (the "Deceased"), the executor, administrator or other personal representative of the Deceased shall transfer such interest to a third party in accordance with the conditions described in this Section VII.E. within twelve (12) months after the death. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest must be approved by Franchisor. If the distributee is not approved by Franchisor, then the distributee shall transfer such interest to a third party approved by Franchisor within twelve (12) months after the death of the Deceased.

                  (2) Upon the permanent disability of Developer (if Developer is a natural person) or any Controlling Principal who has an interest in Developer, Franchisor may require such interest to be transferred to a third party approved by Franchisor within six (6) months after notice to Developer. "Permanent disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement or in the guaranty made part of this Agreement for at least ninety (90) consecutive days and from which condition recovery within ninety (90) days from the date of determination of disability is unlikely. Permanent disability shall be determined upon examination of the person by a licensed practicing physician selected by Franchisor; or if the person refuses to submit to an examination, then such person shall be automatically deemed permanently disabled as of the date of such refusal for the purpose of this Section VII.E. The costs of any examination required by this Section shall be paid by Franchisor.

                  (3) Upon the death or claim of permanent disability of Developer or any Controlling Principal, Developer or a representative of Developer, must promptly notify Franchisor of such death or claim of permanent disability. Any transfer upon death or permanent disability shall be subject to the same terms and conditions as described in this Section VII. for any inter vivos transfer. If an interest is not transferred upon death or permanent disability as required in this Section VII.E., then such failure shall constitute a material event of default under this Agreement.

                  (4) A Controlling Principal may transfer its interest in Developer to such Principal's spouse or children (collectively referred to as "Successor") as so designated in such Principal's will or trust, upon such Principal's death or permanent disability, without Franchisor's approval, provided that such Successor agrees to be bound by the restrictions contained in this Section VII and all other agreements and covenants of the Controlling Principal contained in the Development Agreement. Further, a Controlling
Principal may transfer his interest in Developer to an inter vivos trust established for his Successor, upon the prior written consent of Franchisor, which consent will not be unreasonably withheld.

         F. Franchisor's consent to a transfer of any interest in Developer described herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

         G. Securities or partnership interests in Developer may be offered to the public (a "public offering") only with the prior written consent of Franchisor, which consent shall be considered in good faith. As a condition of its approval to such offering, Franchisor may, in its sole discretion, require that immediately after such offering that Developer and the Controlling Principals retain a Controlling Interest in Developer. For the purpose of this Agreement, "Controlling Interest" shall mean: (a) if Developer is a corporation, that the Controlling Principals, either individually or cumulatively, (i) directly or indirectly own at least fifty-one percent (51%) of the shares of each class of Developer's issued and outstanding capital stock and (ii) be entitled, under its governing documents and under any agreements among the shareholders, to cast a sufficient number of votes to require such corporation to take or omit to take any action which such corporation is required to take or omit to take under this Agreement, or (b) if Developer is a partnership, that the Controlling Principals (i) own at least a fifty-one percent (51%) interest in the operating profits and operating losses of the partnership as well as at least a fifty-one percent (51%) ownership interest in the partnership (and at least a fifty-one percent (51%) interest in the shares of each class of capital stock of any corporate general partner) and (ii) be entitled under its partnership agreement or applicable law to act on behalf of the partnership without the approval or consent of any other partner or be able to cast a sufficient number of votes to require the partnership to take or omit to take any action which the partnership is required to take or omit to take under this Agreement.

         H. All materials required for such public offering by federal or state law shall be submitted to Franchisor for a limited review as discussed below prior to being filed with any governmental agency; and any materials (including any private placement memoranda) to be used in any exempt offering or private placement shall be submitted to Franchisor for such review prior to their use. No offering by Developer (public or private) shall imply (by use of the Marks or otherwise) that Franchisor is participating in an underwriting, issuance or offering of Developer's or Franchisor's securities or the securities of any affiliate of Franchisor; and Franchisor's review of any offering materials shall be limited solely to the subject of the relationship between Developer and Franchisor and its affiliates. Franchisor may, at its option, require Developer's offering materials to contain a written statement prescribed by Franchisor concerning the limitations described in the preceding sentence. Developer, its Controlling Principals and the other participants in the offering must fully indemnify Franchisor and its affiliates, their respective partners, and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them, in connection with the offering. For each proposed public or private offering, Developer shall pay to Franchisor a nonrefundable fee of Three Thousand Five Hundred Dollars ($3,500), or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering materials, including, without limitation, legal and accounting fees. Developer shall give Franchisor written notice at least thirty (30) days prior to the date of commencement of any offering or other transaction covered by this Section.

         I. If any person holding an interest in Developer (other than Developer or a Controlling Principal, which parties shall be subject to the provisions set forth above) transfers such interest, then Developer shall promptly notify Franchisor of such proposed transfer in writing and shall provide such information relative thereto as Franchisor may reasonably request prior to such transfer. Such transferee may not be one of Franchisor's competitors. Such transferee will be a Developer's Principal and as such shall execute a confidentiality agreement and ancillary covenants not to compete in the form then required by Franchisor, which form shall be in substantially the same form attached hereto as Attachment B (see Sections VIII.B.(2) and VIII.I.). Franchisor also reserves the right to designate the transferee as one of the Controlling Principals.


VIII.    COVENANTS

         A. Developer and the Operating Principal covenant that during the term of this Agreement, except as otherwise approved in writing by Franchisor, Developer and the Operating Principal (and the approved designee for Operating Principal) shall devote full time, energy and best efforts to the management and operation of the development activities contemplated under this Agreement; provided, however, if Developer has an approved designee for Operating Principal, Operating Principal shall only be required to devote that time which is reasonably necessary for the operation of the Developer.

         B. (1) Developer and each of the Controlling Principals shall not, during the term of this Agreement and thereafter, communicate or divulge to, or use for the benefit of, any other person, persons, partnership, association or corporation and, following the termination or expiration of this Agreement, shall not use for their own benefit, any confidential information, knowledge or know-how concerning the methods of development and operation of the Restaurants which may be communicated to Developer or any of the Controlling Principals or of which they may be apprised under this Agreement. Developer and each of the Controlling Principals shall disclose such confidential information only to the Controlling Principals and Developer's personnel who must have access to it in connection with their employment with Developer. Any and all information, knowledge, know-how, techniques and any materials used in or related to the System which Franchisor provides to Developer in connection with this Agreement shall be deemed confidential for the purposes of this Agreement. Neither Developer nor the Controlling Principals shall at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. The covenant in this Section shall survive the expiration or termination of this Agreement and shall be perpetually binding upon Developer and each of the Controlling Principals.

                  (2) Developer shall require and obtain execution of covenants similar to those set forth in Section VIII.B.(1) from all personnel of Developer who receive or have access to confidential information. Such covenants shall be substantially in the form contained in Attachment B. All of Developer's Principals not required to sign this Agreement as a Controlling Principal also must execute such covenants.

         C. Developer and the Controlling Principals specifically acknowledge that, pursuant to this Agreement, Developer and the Controlling Principals will receive valuable training, trade secrets and confidential information which are beyond the present skills and experience of Developer and the Controlling Principals and Developer's managers and employees and that Developer has the right and the obligation, arising from this Agreement, to develop the Territory for the benefit of the System. Developer and the Controlling Principals acknowledge that such specialized training, trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development and operation of the Restaurants and that gaining access to such specialized training, trade secrets and confidential information is, therefore, a primary reason for entering into this Agreement. In consideration for such specialized training, trade secrets, confidential information and rights, Developer and the Controlling Principals covenant that with respect to Developer, during the term of this Agreement (or with respect to each of the Controlling Principals, during the term of this Agreement for so long as such individual or entity satisfies the definition of "Controlling Principals" as described in Section XIII.E. of this Agreement) except as otherwise approved in writing by Franchisor, neither Developer nor any of the Controlling Principals shall, either directly or indirectly, for themselves, or through, on behalf of or in conjunction with any person(s), partnership or corporation:

                  (1) Divert, or attempt to divert, any business or customer of the business described hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Marks and the System.

                  (2) Except with respect to restaurants operated under franchise agreements between Developer and its affiliates, and Franchisor or its affiliates, own, maintain, operate, engage in, or have any financial or beneficial interest in (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business that is of a character and concept similar to the Restaurant. As used herein, the term "similar" means a restaurant business which looks like, copies, imitates, or operates in a manner similar to a "Rio Bravo Cantina" restaurant, including, but not limited to, a restaurant business which offers and sells Mexican, Tex-Mex or other Southwestern cuisine, including, tacos, enchiladas, fajitas, quesadillas, nachos, or similar fare, and such menu items constitute forty percent (40%) or more of the appetizers or entrees listed in its menu, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Franchisor has used, sought registration of or registered the same or similar Marks or operates or licenses others to operate a business under the same or similar Marks.

         D. With respect to Developer, and for a continuous uninterrupted period commencing upon the expiration or termination of, or transfer of all of Developer's interest in, this Agreement (or with respect to each of the Controlling Principals, commencing upon the earlier of: (i) the expiration, termination of, or transfer of all of Developer's interest in this Agreement or
(ii) the time such individual or entity ceases to satisfy the definition of "Controlling Principals" as described in Section XIII.E. of this Agreement), and continuing for two (2) years thereafter, except as otherwise approved in writing by Franchisor, neither Developer nor any of the Controlling Principals shall, either directly or indirectly, for themselves or through, on behalf of or in conjunction with any person(s), partnership or corporation:

                  (1) Divert, or attempt to divert, any business or customer of the business described hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Marks and the System.

                  (2) Employ, or seek to employ, any person who is at that time or was within the preceding one hundred eighty (180) days employed by Franchisor, any of its affiliates or by any other developer or franchisee of Franchisor, or otherwise directly or indirectly induce such person to leave that person's employment; provided, however, that Developer may employ such person in a managerial position with respect to Developer's operation of a Rio Bravo Cantina restaurant pursuant to the terms of the Franchise Agreement applicable to such Rio Bravo Cantina restaurant.

                  (3) Except with respect to restaurants operated under franchise agreements between Developer and its affiliates, and Franchisor or its affiliates, own, maintain, operate, engage in, or have any financial or beneficial interest in (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business that is of a character and concept similar to the Restaurant. As used herein, the term "similar" means a restaurant business which looks like, copies, imitates, or operates in a manner similar to a "Rio Bravo Cantina" restaurant, including, but not limited to, a restaurant business which offers and sells Mexican, Tex-Mex or other Southwestern cuisine, including, tacos, enchiladas, fajitas, quesadillas, nachos, or similar fare, and such menu items constitute forty percent (40%) or more of the appetizers or entrees listed in its menu and which business is, or is intended to be, located within the Assigned Area or within a twenty-five (25) mile radius of the location of any Rio Bravo Cantina restaurant or food service facility in existence or under construction (or where land has been purchased or a lease has been executed) at any given time during such period.

         E. Section VIII.C.(2) and D.3. shall not apply to ownership of less than a three percent (3%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

         F. The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area, and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Franchisor. The parties agree that each of the above covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section VIII. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Developer and the Controlling Principals expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section.

         G. Developer and the Controlling Principals understand and acknowledge that Franchisor shall have the right to reduce the scope of any covenant set forth in Section VIII.B., or any portion thereof, without their consent,
effective   immediately  upon  notice  to  Developer;   and  Developer  and  the
Controlling Principals agree that they shall immediately comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XIV.A.

         H. Developer and the Controlling Principals expressly agree that the existence of any claims they may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section VIII. Developer and the Controlling Principals agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by Franchisor in connection with the enforcement of this Section.

         I. Developer shall require and obtain execution of covenants similar to those set forth in Section VIII.C. and VIII.D. (including covenants applicable upon the termination of a person's employment with Developer) from all personnel of Developer who have received or will have access to confidential information or training from Franchisor. Such covenants shall be substantially in the form set forth in Attachment B. All of Developer's Principals not required to sign this Agreement as a Controlling Principal also must execute such covenants.
Notwithstanding the foregoing, Franchisor reserves the right to decrease the period of time or geographic scope of the noncompetition covenant set forth in Attachment B or eliminate such noncompetition covenant altogether for any party that is required to execute such agreement under this Section VIII.I.

         J. Failure to comply with the requirements of this Section shall constitute a material event of default under this Agreement. Developer and the Controlling Principals acknowledge that a violation of this Section would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Developer and the Controlling Principals accordingly consent to the issuance of an injunction prohibiting any conduct by Developer or the Controlling Principals in violation of the terms of this Section. Developer and the Controlling Principals agree to pay all court costs and reasonable legal fees incurred by Franchisor in obtaining specific performance, injunctive relief or any other remedy available to Franchisor for any violation of the requirements of this Section.

IX.      INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         A. The parties acknowledge and agree that this Agreement does not create a fiduciary relationship between them, that Developer shall be an independent contractor and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, joint employer or servant of the other for any purpose.

         B. During the term of this Agreement, Developer shall hold itself out to the public as an independent contractor conducting its development operations pursuant to development rights granted by Franchisor. Developer agrees to take such action as shall be necessary to that end, including, without limitation, exhibiting a notice of that fact in a conspicuous place in any Restaurant established under any Franchise Agreement for the purposes hereunder, the content and form of which Franchisor reserves the right to specify in writing.

         C. Developer understands and agrees that nothing in this Agreement authorizes Developer or any of the Controlling Principals to make any contract, agreement, warranty or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name and that Franchisor shall in no event assume liability for, or be deemed liable under this Agreement as a result of, any such action, or for any act or omission of Developer or any of the Controlling Principals or any claim or judgment arising therefrom.

         D. (1) Developer and each of the Controlling Principals shall, at all times, indemnify and hold harmless to the fullest extent permitted by law Franchisor and its affiliates, successors and assigns, their respective partners and affiliates, and the officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees of each of them ("Indemnitees") from all "losses and expenses" (as defined in Section IX.D.(4)(b) below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

                        (a) The infringement, alleged infringement, or any other violation or alleged violation by Developer or any of the Controlling Principals of any patent, mark, copyright or other proprietary right owned or controlled by third parties (except as such may occur with respect to any rights to use the Marks, any copyrights or other proprietary information granted to Developer under an Franchise Agreement);

                        (b) The violation, breach or asserted violation or breach by Developer or any of the Controlling Principals of any federal, state or local law, regulation, ruling, standard or directive, or any industry standard;

                        (c) Libel, slander or any other form of defamation of Franchisor, the System, or any developer or franchisee under the System, by Developer or by any of the Controlling Principals;

                        (d) The violation or breach by Developer or by any of the Controlling Principals of any warranty, representation, agreement or obligation in this Agreement or in any Franchise Agreement or other agreement between Developer or any of its affiliates and Franchisor or any of its affiliates, their respective partners, or the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of any of them; and

                        (e) Acts, errors or omissions of Developer, any of Developer's affiliates and any of the Controlling Principals and the officers, directors, shareholders, partners, agents, independent contractors, servants, employees and representatives of Developer and its affiliates in connection with the performance of the development activities contemplated under this Agreement or the establishment and operation of any Restaurant pursuant to an Franchise Agreement.

                  (2) Developer and each of the Controlling Principals agree to give Franchisor immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation. At the expense and risk of Developer and each of the Controlling Principals, Franchisor may elect to control (but under no circumstance is obligated to undertake), and associate counsel of its own choosing with respect to, the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. Such an undertaking by Franchisor shall, in no manner or form, diminish the obligation of Developer and each of the Controlling Principals to indemnify the Indemnitees and to hold them harmless.

                  (3) In order to protect persons or property or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective action as it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

                        (a)  any of the  acts  or  circumstances  enumerated  in
Section IX.D.(1) above has occurred; or

                        (b) any act, error or omission as described in Section IX.D.(1)(e) may result directly or indirectly in damage, injury or harm to any person or any property.

                  (4)   (a) All losses and expenses incurred  under this Section
IX. shall be chargeable to and paid by Developer or any of the Controlling Principals pursuant to its obligations of indemnity under this Section, regardless of any action, activity or defense undertaken by Franchisor or the subsequent success or failure of such action, activity or defense.

                        (b) As used in this Section IX., the phrase "losses and expenses" shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, legal fees, court costs, settlement amounts, judgments, compensation for damages to Franchisor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

                  (5) The Indemnitees do not assume any liability whatsoever for acts, errors or omissions of those with whom Developer, any of the Controlling Principals or Developer's affiliates or any of the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Developer or its affiliates may contract, regardless of the purpose. Developer and each of the Controlling Principals shall hold harmless and indemnify the Indemnitees for all losses and expenses which may arise out of any acts, errors or omissions of Developer, the Controlling Principals, Developer's affiliates, the officers, directors, shareholders, partners, agents, representatives, independent contractors and employees of Developer and its affiliates and any such third parties without limitation and without regard to the cause or causes thereof or the negligence of Franchisor or any other party or parties arising in connection therewith, and whether such negligence be sole, joint or concurrent or active or passive.

                  (6) Under no circumstances shall the Indemnitees be required or obligated to seek recovery from third parties or otherwise mitigate their losses to maintain a claim against Developer or any of the Controlling Principals. Developer and each of the Controlling Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from Developer or any of the Controlling Principals by the Indemnitees.

                  (7) Developer and the Controlling Principals expressly agree that the terms of this Section IX.D. shall survive the termination, expiration or transfer of this Agreement or any interest herein.

         E. Franchisor shall, at all times, indemnify and hold harmless to the fullest extent permitted by law, Developer and each of the Controlling Principals, successors and assigns, and the officers, directors, shareholders and employees of each of them ("Reciprocal Indemnitees") from all "Developer Losses and Expenses" incurred in connection with any third party action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted), which arises out of or is based upon any of the following:

                  (1) The violation, breach or asserted violation or breach by Franchisor of any federal, state or local statute or regulation;

                  (2) Libel, slander or any other form of defamation of a third party by Franchisor, or any person acting by, for or on behalf of Franchisor;

                  (3) The intentional or malicious infliction of injury as to any third party by Franchisor; or

                  (4) Food or beverage offered for sale under the Marks in the Territory by Franchisor or some other licensee of Franchisor.

         For purposes of this section, "Developer Losses and Expenses" shall include all compensatory damages, costs, legal fees, court costs and expenses incurred in connection with matters indemnified above.


X.       APPROVALS

         A. Whenever this Agreement requires the prior approval or consent of Franchisor, Developer shall make a timely written request to Franchisor and such approval or consent shall be obtained in writing.

         B. Franchisor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or suggestion to Developer in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.


XI.      NON-WAIVER AND REMEDIES

         A. No delay, waiver, omission or forbearance on the part of Franchisor to exercise any right, option, duty or power arising out of any breach or default by Developer or the Controlling Principals under this Agreement shall constitute a waiver by Franchisor to enforce any such right, option, duty or power against Developer or the Controlling Principals, or as to a subsequent breach or default by Developer or the Controlling Principals. Acceptance by Franchisor of any payments due to it hereunder subsequent to the time at which such payments are due shall not be deemed to be a waiver by Franchisor of any preceding breach by Developer or the Controlling Principals of any terms, provisions, covenants or conditions of this Agreement.

         B. All rights and remedies of the parties to this Agreement shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement or any other agreement between Developer or any of its affiliates and Franchisor or any of its affiliates. The rights and remedies of the parties to this Agreement shall be continuing and shall not be exhausted by any one or more uses thereof and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration, earlier termination or exercise of Franchisor's rights pursuant to Section VII. of this Agreement shall not discharge or release Developer or any of the Controlling Principals from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration, the earlier termination or the exercise of such rights under this Agreement. Additionally, Developer and the Controlling Principals shall pay all court costs and reasonable attorneys' fees incurred by Franchisor in obtaining any remedy available to Franchisor for any violation of this Agreement.


XII.     NOTICES

         Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by expedited delivery service or certified or registered mail, return receipt requested, first-class postage prepaid, or sent by prepaid facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission) to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

   Notices to Franchisor:             Rio Bravo International, Inc.
                                      4551 W. 107th Street, Suite 100
                                      Overland Park, Kansas 66207
                                      Attention:  CEO
                                      Facsimile: (913) 967-8104

                                      Rio Bravo International, Inc.
                                      4551 W. 107th Street, Suite 100
                                      Overland Park, Kansas 66207
                                      Attention: President
                                      Facsimile: (913) 967-8104

                                      Rio Bravo International, Inc.
                                      4551 W. 107th Street, Suite 100
                                      Overland Park, Kansas 66207
                                      Attention: General Counsel
                                      Facsimile: (913) 341-1696

         Notices to Developer and
         the Controlling Principals:  _________________________
                                      _________________________
                                      _________________________
                                      _________________________

                            Attention: ______________
                            Facsimile: ______________




         Any notice shall be deemed to have been given at the time of personal delivery or, in the case of facsimile, telegram or telex, upon transmission (provided confirmation is sent as described above) or, in the case of expedited delivery service or registered or certified mail, three (3) business days after the date and time of mailing. Business days for the purpose of this Agreement excludes Saturday, Sunday and the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas.

XIII.    SEVERABILITY AND CONSTRUCTION

         A. Except as expressly provided to the contrary herein, each portion, section, part, term and provision of this Agreement shall be considered severable; and if, for any reason, any portion, section, part, term or provision is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, this shall not impair the operation of, or have any other effect upon, the other portions, sections, parts, terms or provisions of this Agreement that may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties; the invalid portions, sections, parts, terms or provisions shall be deemed not to be part of this Agreement; and there shall be automatically added such portion, section, part, term or provision as similar as possible to that which was severed which shall be valid and not contrary to or in conflict with any law or regulation.

         B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Developer and Franchisor's, officers, directors and personnel and such of Developer's and Franchisor's respective successors and assigns as may be contemplated (and, as to Developer, authorized by Section VII.), any rights or remedies under or as a result of this Agreement.

         C. All captions in this Agreement are intended solely for the convenience of the parties and shall not affect the meaning or construction of any provision of this Agreement.

         D. All references to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable. Without limiting the obligations individually undertaken by the Controlling Principals under this Agreement, all acknowledgments, promises, covenants, agreements and obligations made or undertaken by Developer in this Agreement shall be deemed, jointly and severally, undertaken by all of the Controlling Principals.

         E. The term "Developer's Principals" shall include, collectively and individually, all officers and directors of Developer (including the officers and directors of any general partner of Developer) whom Franchisor designates as Developer's Principals and all holders of an ownership interest in Developer and of any entity directly or indirectly controlling Developer, and any other person or entity controlling, controlled by or under common control with Developer. The initial Developer's Principals shall be listed on Attachment C. The term "Controlling Principals" shall include, collectively and individually, any Developer's Principal who has been designated by Franchisor as a Controlling Principal hereunder. For purposes of this Agreement, a publicly-held corporation is a corporation registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or a corporation subject to the requirements of Section 15(d) of such Act.

         F. This Agreement may be executed in counterparts and each copy so executed shall be deemed an original.

         G. This Agreement shall not become effective until signed by either Chairman of the Board, President or Vice President of Franchisor.

         H. Each reference in this Agreement to a corporation or partnership shall be deemed to also refer to a limited liability company and any other entity or organization similar thereto. Each reference to the organizational documents, equity owners, directors, and officers of a corporation in this Agreement shall be deemed to refer to the functional equivalents of such organizational documents, equity owners, directors, and officers, as applicable, in the case of a limited liability company or any other entity or organization similar thereto.

         I. As used in this Agreement, the term "Force Majeure" shall mean any act of God, strike, lock-out or other industrial disturbance, war (declared or undeclared), riot, epidemic, fire or other catastrophe, act of any government and any other similar cause not within the control of the party affected thereby. If the performance of any obligation by any party under this Agreement is prevented or delayed by reason of Force Majeure, which cannot be overcome by use of normal commercial measures, the parties shall be relieved of their respective obligations to the extent the parties are necessarily prevented or delayed in such performance during the period of such Force Majeure. The party whose performance is affected by an event of Force Majeure shall give prompt notice of such Force Majeure event to the other party by telephone or telegram or facsimile (in each case to be confirmed in writing), setting forth the nature thereof and an estimate as to its duration, and such party shall be liable for the failure to give such timely notice only to the extent of damage actually caused.


XIV.     ENTIRE AGREEMENT; APPLICABLE LAW; MEDIATION

         A. This Agreement, the documents referred to herein and the Attachments hereto, constitute the entire, full and complete agreement between Franchisor and Developer and the Controlling Principals concerning the subject matter hereof and shall supersede all prior related agreements between Franchisor and Developer and the Controlling Principals. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

         B. THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND ATTACHMENTS) OR THE
RELATIONSHIP CREATED BY THIS AGREEMENT TO NON-BINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR DISPUTE IN A COURT. THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF DISPUTES BETWEEN FRANCHISORS AND FRANCHISEES, AGREED UPON BY THE PARTIES AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE (NOT TO EXCEED FIFTEEN (15) DAYS), THROUGH THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES GOVERNING MEDIATION, AT FRANCHISOR'S CORPORATE HEADQUARTERS IN OVERLAND PARK, KANSAS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR, SHALL BE BORNE BY THE PARTIES EQUALLY. IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE WITHIN NINETY (90) DAYS AFTER THE MEDIATOR HAS BEEN APPOINTED, THEN EITHER PARTY MAY SUBMIT SUCH CLAIM, CONTROVERSY OR DISPUTE TO A COURT IN ACCORDANCE WITH SECTION XIV.C. BELOW. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY BRING AN ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE RELIEF, OR (3) INVOLVING THE POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH SECTION XIV.C. BELOW, WITHOUT SUBMITTING SUCH ACTION TO MEDIATION.

         C. WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH ARE NOT FINALLY RESOLVED THROUGH MEDIATION OR AS OTHERWISE PROVIDED ABOVE, DEVELOPER AND THE CONTROLLING PRINCIPALS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE JURISDICTION OF THE STATE COURTS OF JOHNSON COUNTY, KANSAS AND THE FEDERAL DISTRICT COURT OF KANSAS IN KANSAS CITY, KANSAS. DEVELOPER AND THE CONTROLLING PRINCIPALS HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. DEVELOPER AND THE CONTROLLING PRINCIPALS HEREBY AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON ANY OF THEM IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY KANSAS OR FEDERAL LAW. DEVELOPER AND THE CONTROLLING PRINCIPALS FURTHER AGREE THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE JOHNSON COUNTY, KANSAS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF OR (3) INVOLVING POSSESSION OR DISPOSITION OF, OR

OTHER RELIEF RELATING TO, REAL PROPERTY, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION. WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES OR ACTIONS, THIS AGREEMENT SHALL BE GOVERNED AND ENFORCED UNDER KANSAS LAW (EXCEPT FOR KANSAS CHOICE OF LAW RULES).

         D. DEVELOPER, THE CONTROLLING PRINCIPALS AND FRANCHISOR ACKNOWLEDGE THAT THE PARTIES' AGREEMENT REGARDING APPLICABLE STATE LAW AND FORUM SET FORTH IN SECTION XIV.C. ABOVE PROVIDES EACH OF THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT. EACH OF DEVELOPER, THE CONTROLLING PRINCIPALS AND FRANCHISOR FURTHER ACKNOWLEDGES THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR SUCH BENEFIT.

         E. DEVELOPER, THE CONTROLLING PRINCIPALS AND FRANCHISOR ACKNOWLEDGE THAT THE EXECUTION OF THIS AGREEMENT AND ACCEPTANCE OF THE TERMS BY THE PARTIES OCCURRED IN OVERLAND PARK, KANSAS, AND FURTHER ACKNOWLEDGE THAT THE PERFORMANCE OF CERTAIN OBLIGATIONS OF DEVELOPER ARISING UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF MONIES DUE HEREUNDER, SHALL OCCUR IN OVERLAND PARK, KANSAS.

         F. WITHOUT LIMITING ANY OF THE FOREGOING, FRANCHISOR RESERVES THE RIGHT, AT ANY TIME, TO CREATE A DISPUTE RESOLUTION PROGRAM AND RELATED SPECIFICATIONS, STANDARDS, PROCEDURES AND RULES FOR THE IMPLEMENTATION THEREOF TO BE ADMINISTERED BY FRANCHISOR OR ITS DESIGNEES FOR THE BENEFIT OF ALL DEVELOPERS AND FRANCHISEES CONDUCTING BUSINESS UNDER THE SYSTEM. THE STANDARDS, SPECIFICATIONS, PROCEDURES AND RULES FOR SUCH DISPUTE RESOLUTION PROGRAM SHALL BE MADE PART OF THE MANUALS, AND DEVELOPER SHALL COMPLY WITH ALL SUCH STANDARDS, SPECIFICATIONS, PROCEDURES AND RULES IN SEEKING RESOLUTION OF ANY CLAIMS, CONTROVERSIES OR DISPUTES WITH OR INVOLVING FRANCHISOR OR OTHER DEVELOPERS OR FRANCHISEES, IF APPLICABLE UNDER THE PROGRAM. IF SUCH DISPUTE RESOLUTION PROGRAM IS MADE MANDATORY, THEN DEVELOPER AND FRANCHISOR AGREE TO SUBMIT ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND ATTACHMENTS) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT FOR RESOLUTION IN ACCORDANCE WITH SUCH DISPUTE RESOLUTION PROGRAM PRIOR TO SEEKING RESOLUTION OF SUCH CLAIMS, CONTROVERSIES OR DISPUTES IN THE MANNER DESCRIBED IN SECTIONS XIV.B. - E. (PROVIDED THAT THE PROVISIONS OF SECTION XIV. CONCERNING FRANCHISOR'S RIGHT TO SEEK RELIEF IN A COURT FOR CERTAIN ACTIONS INCLUDING FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF SHALL NOT BE SUPERSEDED OR AFFECTED BY THIS SECTION XIV.F. OR IF SUCH CLAIM, CONTROVERSY OR DISPUTE RELATES TO ANOTHER DEVELOPER OR FRANCHISEE, DEVELOPER AGREES TO PARTICIPATE IN THE PROGRAM AND SUBMIT ANY SUCH CLAIMS, CONTROVERSIES OR DISPUTES IN ACCORDANCE WITH THE PROGRAM'S STANDARDS, SPECIFICATIONS, PROCEDURES AND RULES, PRIOR TO SEEKING RESOLUTION OF SUCH CLAIM BY ANY OTHER JUDICIAL OR LEGALLY AVAILABLE MEANS. THE MEDIATION CONTEMPLATED BY THIS SECTION XIV.F. SHALL, IF ESTABLISHED BY THE FRANCHISOR, BE CONDUCTED BY AN INDEPENDENT THIRD PARTY MEDIATION ORGANIZATION, SHALL BE NON-BINDING AND THE COSTS OF THE MEDIATION (BUT NOT EACH PARTY'S ATTORNEYS' FEES AND OTHER COSTS) SHALL BE SHARED EQUALLY BETWEEN THE PARTIES.

         G. DEVELOPER AND THE CONTROLLING PRINCIPALS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO OR CLAIM OR ANY PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR OTHER DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) AGAINST FRANCHISOR, ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, AGENTS, REPRESENTATIVES, INDEPENDENT CONTRACTORS, SERVANTS AND EMPLOYEES, IN THEIR CORPORATE AND INDIVIDUAL CAPACITIES, ARISING OUT OF ANY CAUSE WHATSOEVER (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER

TORT OR OTHERWISE) AND AGREES THAT IN THE EVENT OF A DISPUTE, DEVELOPER AND THE CONTROLLING PRINCIPALS SHALL BE LIMITED TO THE RECOVERY OF ANY ACTUAL DAMAGES SUSTAINED BY IT. IF ANY OTHER TERM OF THIS AGREEMENT IS FOUND OR DETERMINED TO BE UNCONSCIONABLE OR UNENFORCEABLE FOR ANY REASON, THE FOREGOING PROVISIONS OF WAIVER BY AGREEMENT OF PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR OTHER DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) SHALL CONTINUE IN FULL FORCE AND EFFECT.


XV.      ACKNOWLEDGMENTS

         A. Developer acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that the success of this business venture involves substantial business risks and will largely depend upon the ability of Developer. Franchisor expressly disclaims making, and Developer acknowledges that it has not received or relied on, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

         B. Developer acknowledges that Developer has received, read and understands this Agreement and the related Attachments and agreements and that Franchisor has afforded Developer sufficient time and opportunity to consult with advisors selected by Developer about the potential benefits and risks of entering into this Agreement.

         C. Developer acknowledges that it received a complete copy of this Agreement and all related Attachments and agreements at least five (5) business days prior to the date on which this Agreement was executed. Developer further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.


         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year first above written.



                                                  FRANCHISOR:

                                                  RIO BRAVO INTERNATIONAL, INC.,
ATTEST:                                                     a Kansas corporation



_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________
Title:_______________________                     Title:______________________

                                                  DEVELOPER:

                                                  ____________________________
ATTEST:



_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________
Title:_______________________                     Title:______________________

                             CONTROLLING PRINCIPALS

         Each of the undersigned acknowledges and agrees as follows:

         (1) Each has read the terms and conditions of the Development Agreement and acknowledges that the execution of this guaranty and the undertakings of the Controlling Principals in the Development Agreement are in partial consideration for, and a condition to, the granting of the development rights in the Development Agreement, and that Franchisor would not have granted such rights without the execution of this guaranty and such undertakings by each of the undersigned;

         (2) Each is included in the term "Controlling Principals" as described in Section XIII.E. of the Development Agreement;

         (3) Each individually, jointly and severally, makes all of the covenants, representations, warranties and agreements of the Controlling
Principals set forth in the Development Agreement and is obligated to perform thereunder; and

         (4) Each individually, jointly and severally, unconditionally and irrevocably guarantees to Franchisor and its successors and assigns that all of Developer's obligations under the Development Agreement will be punctually paid and performed. Upon default by Developer or upon notice from Franchisor, each will immediately make each payment and perform each obligation required of Developer under the Development Agreement. Without affecting the obligations of any of the Controlling Principals under this guaranty, Franchisor may, without notice to the Controlling Principals, waive, renew, extend, modify, amend or release any indebtedness or obligation of Developer or settle, adjust or compromise any claims that Franchisor may have against Developer. Each of the Controlling Principals waives all demands and notices of every kind with respect to the enforcement of this guaranty, including, without limitation, notice of presentment, demand for payment or performance by Developer, any default by Developer or any guarantor and any release of any guarantor or other security for this guaranty or the obligations of Developer. Franchisor may pursue its rights against any of the Controlling Principals without first exhausting its remedies against Developer and without joining any other guarantor hereto and no delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy. Upon receipt by Franchisor of notice of the death of any of the Controlling Principals, the estate of the deceased will be bound by the foregoing guaranty, but only for defaults and obligations under the Development Agreement existing at the time of death, and in such event, the obligations of the remaining Controlling Principals shall continue in full force and effect. The amount of liability under this guarantee for each individual Controlling Principal shall be limited to four hundred thousand dollars ($400,000) until such time as the second Restaurant to be opened under the Development Agreement is opened for business, and thereafter, such undertaking shall increase by an amount equal to four hundred thousand dollars ($400,000) for each additional Restaurant opened hereunder (beginning with an increase for the second Restaurant) with a maximum amount of such undertaking/guaranty being limited to two million dollars ($2,000,000). Such four hundred thousand dollars ($400,000) shall be computed upon each Restaurant opened by Developer pursuant to the Development Agreement within six (6) months prior to the exercise by Franchisor of the rights granted it by the document referred to in this paragraph.

         Additionally, with respect to the individual designated as Operating Principal, Operating Principal acknowledges that the undertakings by Operating Principal under this guaranty are made and given in partial consideration of, and as a condition to, Franchisor's grant of rights to develop Restaurants as described herein; Operating Principal individually, jointly and severally, makes all of the covenants, representations and agreements of Developer and Operating Principal set forth in the Development Agreement and is obligated to perform hereunder.


ATTEST:                                          CONTROLLING PRINCIPALS:


________________________                        __________________________
Witness                                         *Name:____________________


________________________                        __________________________
Witness                                         *Name:____________________


________________________                        __________________________
Witness                                         *Name:____________________




















*   Denotes individual who is Developer's Operating Principal

                      ATTACHMENT A TO DEVELOPMENT AGREEMENT







                               FRANCHISE AGREEMENT




                      (See Exhibit C of Offering Circular)

                      ATTACHMENT B TO DEVELOPMENT AGREEMENT


        CONFIDENTIALITY AGREEMENT AND ANCILLARY COVENANTS NOT TO COMPETE


         This Agreement is made and entered into this _______ day of ___________________, 19______, between RIO BRAVO INTERNATIONAL, INC., a Kansas corporation ("Franchisor"), _________________ ("Developer") and __________________________ ("Covenantor").


                                    RECITALS

         WHEREAS, Franchisor has obtained the right to develop a unique system (the "System") for the development and operation of full-service Restaurants under the name and marks Rio Bravo Cantina restaurant ("Restaurants"); and

         WHEREAS, the System includes, but is not limited to, certain trade names, service marks, trademarks, logos, emblems and indicia of origin, including, but not limited to, the marks "Rio Bravo" and "Rio Bravo Cantina," and such other trade names, service marks, trademarks, logos, insignia, slogans, emblems, designs and commercial symbols as Franchisor may develop in the future to identify for the public the source of services and products marketed under such marks and under the System and representing the System's high standards of quality, appearance and service and distinctive exterior and interior design, decor and color scheme and furnishings ("Marks"); secret recipes and special menu items; uniform standards, specifications and procedures for inventory and management and financial control; operations; quality and uniformity of products and services offered; procedures for management and financial control; training and assistance; and advertising and promotional programs; all of which may be changed, improved and further developed by Franchisor from time to time and are used by Franchisor in connection with the operation of the System ("Trade Secrets"); and

         WHEREAS, the Marks and Trade Secrets provide economic advantages to Franchisor and are not generally known to, and are not readily ascertainable by proper means by, Franchisor's competitors who could obtain economic value from knowledge and use of the Trade Secrets; and

         WHEREAS, Franchisor has taken and intends to take all reasonable steps to maintain the confidentiality and secrecy of the Trade Secrets; and

         WHEREAS, Franchisor has granted Developer the limited right to develop Restaurants using the System, the Marks and the Trade Secrets for the period defined in the development agreement made and entered into on _____________________, 19_______ ("Development Agreement"), by and between
Franchisor and Developer; and

         WHEREAS, Franchisor and Developer have agreed in the Development Agreement on the importance to Franchisor and to Developer and other licensed users of the System of restricting the use, access and dissemination of the Trade Secrets; and

         WHEREAS, it will be necessary for certain employees, agents, independent contractors, officers, directors and interest holders of Developer, or any entity having an interest in Developer ("Covenantor") to have access to and to use some or all of the Trade Secrets in the management and operation of Developer's business using the System; and

         WHEREAS,  Developer has agreed to obtain from those covenantors written
agreements   protecting   the  Trade  Secrets  and  the  System  against  unfair
competition; and

         WHEREAS, Covenantor wishes to remain, or wishes to become associated with or employed by Developer; and WHEREAS, Covenantor wishes and needs to receive and use the Trade Secrets in the course of his employment or association in order to effectively perform his services for Developer; and

         WHEREAS, Covenantor acknowledges that receipt of and the right to use the Trade Secrets constitutes independent valuable consideration for the representations, promises and covenants made by Covenantor herein;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
obligations contained herein, the parties agree as follows:

Confidentiality Agreement

         1. Franchisor and/or Developer shall disclose to Covenantor some or all of the Trade Secrets relating to the System. All information and materials, including, without limitation, any manuals, drawings, specifications, techniques and compilations of data which Franchisor provides to Developer and/or Covenantor shall be deemed confidential Trade Secrets for the purposes of this Agreement.

         2. Covenantor shall receive the Trade Secrets in confidence and shall, at all times, maintain them in confidence, and use them only in the course of his employment or association with Developer and then only in connection with the development and/or operation by Developer of a Restaurant for so long as Developer is licensed by Franchisor to use the System.

         3. Covenantor shall not at any time make copies of any documents or compilations containing some or all of the Trade Secrets without Franchisor's express written permission.

         4. Covenantor shall not at any time disclose or permit the disclosure of the Trade Secrets except to other employees of Developer and only to the limited extent necessary to train or assist other employees of Developer in the development or operation of a Restaurant using the System.

         5. Covenantor shall surrender any material containing some or all of the Trade Secrets to Developer or Franchisor, upon request, or upon termination of employment by Developer, or upon conclusion of the use for which such information or material may have been furnished to Covenantor.

         6. Covenantor shall not at any time, directly or indirectly, do any act or omit to do any act that would or would likely be injurious or prejudicial to the goodwill associated with the Trade Secrets and the System.

         7. All manuals are loaned by Franchisor to Developer for limited purposes only and remain the property of Franchisor and may not be reproduced, in whole or in part, without Franchisor's written consent.

Covenants Not to Compete

         1. In order to protect the goodwill and unique qualities of the System and the confidentiality and value of the Trade Secrets, and in consideration for the disclosure to Covenantor of the Trade Secrets, Covenantor further agrees and covenants as follows:

                  a.  Not  to  divert,   or  attempt  to  divert,   directly  or
indirectly, any business, business opportunity, or customer of the Restaurants to any competitor.

                  b. Not to employ, or seek to employ, any person who is at the time or was within the preceding one hundred eighty (180) days employed by Franchisor, any of its affiliates or any franchisee or developer of Franchisor, or otherwise directly or indirectly induce such person to leave that person's employment except as may occur in connection with Developer's employment of such person if permitted under the Development Agreement.

                  *c. Except with respect to Restaurants described in the Development Agreement and other restaurants operated under franchise agreements between Developer and its affiliates, and Franchisor or its affiliates, not to directly or indirectly, for himself or through, on behalf of, or in conjunction with any person, partnership or corporation, without the prior written consent of Franchisor, own, maintain, operate, engage in, or have any financial or beneficial interest in (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business that is of a character and concept similar to the Restaurant. As used herein, the term "similar" means a restaurant business which looks like, copies, imitates, or operates in a manner similar to a "Rio Bravo Cantina" restaurant, including, but not limited to, a restaurant business which offers and sells Mexican, Tex-Mex or other Southwestern cuisine, including, tacos, enchiladas, fajitas, quesadillas, nachos or similar fare, and such menu items constitute forty percent (40%) or more of the appetizers or entrees listed in its menu, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Franchisor has used, sought registration of or registered the same or similar Marks or operates or licenses others to operate a business under the same or similar Marks.

         2. In further consideration for the disclosure to Covenantor of the Trade Secrets and to protect the uniqueness of the System, Covenantor agrees and covenants that for one (1) year following the earlier of the expiration, termination or transfer of all of Developer's interest in the Development Agreement or the termination of his association with or employment by Developer, Covenantor will not without the prior written consent of Franchisor:

                  a. Divert or attempt to divert, directly or indirectly, any business, business opportunity or customer of the Restaurants to any competitor.

                  b. Employ, or seek to employ, any person who is at the time or was within the preceding one hundred eighty (180) days employed by Franchisor, any of its affiliates or any franchisee or developer of Franchisor, or otherwise directly or indirectly induce such persons to leave that person's employment.

                  *c. Except with respect to restaurants operated under franchise agreements between Developer and its affiliates, and Franchisor or its affiliates, directly or indirectly, for himself or through, on behalf of or in conjunction with any person, partnership or corporation, own, maintain, operate, engage in, or have any financial or beneficial interest in (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business that is of a character and concept similar to the Restaurant. As used herein, the term "similar" means a restaurant business which looks like, copies, imitates, or operates in a manner similar to a "Rio Bravo Cantina" restaurant, including, but not limited to, a restaurant business which offers and sells Mexican, Tex-Mex or other Southwestern cuisine, including, tacos, enchiladas, fajitas, quesadillas, or similar fare, and such menu items constitute forty percent (40%) or more of the appetizers or entrees listed in its menu, and which business is, or is intended to be located within the Territory, as such term is defined in the Development Agreement (and as described in the map attached thereto), or within a twenty-five (25) mile radius of the location of any Rio Bravo restaurant or other food service facility in existence or under construction (or where land has been purchased or a lease executed) at any given time during such period.


--------
* May be deleted if Franchisor does not require Developer to obtain the execution of this covenant by Covenantor. See Section VIII.I. of the Development Agreement.

Miscellaneous

         1. Developer shall make all commercially reasonable efforts to ensure that Covenantor acts as required by this Agreement.

         2. Covenantor agrees that in the event of a breach of this Agreement, Franchisor would be irreparably injured and be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions hereof, Franchisor shall be entitled to enforce the provisions of this Agreement and shall be entitled, in addition to any other remedies which are made available to it at law or in equity, including the right to terminate the Development Agreement or any franchise agreement, to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without the necessity of showing actual or threatened harm and without being required to furnish a bond or other security.

         3. Covenantor agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Franchisor and Developer in enforcing this Agreement.

         4. Any failure by Franchisor or the Developer to object to or take action with respect to any breach of any provision of this Agreement by Covenantor shall not operate or be construed as a waiver of or consent to that breach or any subsequent breach by Covenantor.

         5. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS, WITHOUT REFERENCE TO KANSAS CHOICE OF LAW PRINCIPLES. COVENANTOR HEREBY IRREVOCABLY SUBMITS HIMSELF TO THE JURISDICTION OF THE STATE COURTS OF JOHNSON COUNTY, KANSAS AND THE FEDERAL DISTRICT COURT FOR KANSAS IN KANSAS CITY, KANSAS. COVENANTOR HEREBY WAIVES ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. COVENANTOR HEREBY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON HIM IN ANY PROCEEDING RELATING TO OR ARISING UNDER THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY KANSAS OR FEDERAL LAW. COVENANTOR FURTHER AGREES THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE JOHNSON COUNTY, KANSAS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION WHICH INCLUDES INJUNCTIVE RELIEF OR OTHER EXTRAORDINARY RELIEF, FRANCHISOR OR DEVELOPER MAY BRING SUCH ACTION IN ANY COURT IN ANY STATE WHICH HAS JURISDICTION.

         6. The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area, and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Franchisor. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in any unappealed final decision to which Franchisor is a party, Covenantor expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

         7. This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may be modified only by a duly authorized writing executed by all parties.

         8. All notices and demands required to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service, certified or registered mail, return receipt requested, first-class postage prepaid, facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission), to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other parties.

         If directed to Franchisor, the notice shall be addressed to:

                  Rio Bravo International, Inc.
                  4551 W. 107th Street, Suite 100
                  Overland Park, Kansas 66207
                  Attention:  CEO
                  Facsimile:  (913) 967-8104

                  Rio Bravo International, Inc.
                  4551 W. 107th Street, Suite 100
                  Overland Park, Kansas 66207
                  Attention:  President
                  Facsimile:  (913) 967-8104

                  Rio Bravo International, Inc.
                  4551 W. 107th Street, Suite 100
                  Overland Park, Kansas 66207
                  Attention:  General Counsel
                  Facsimile:  (913) 341-1696


         If directed to Developer, the notice shall be addressed to:

                  __________________________
                  __________________________
                  __________________________
                  Attention:  ______________
                  Facsimile:  ______________


         If directed to Covenantor, the notice shall be addressed to:


                  __________________________
                  __________________________
                  __________________________
                  Attention:  ______________
                  Facsimile:  ______________


         Any notices sent by personal delivery shall be deemed given upon receipt. Any notices given by telex or facsimile shall be deemed given upon transmission, provided confirmation is made as provided above. Any notice sent by expedited delivery service or registered or certified mail shall be deemed given three (3) business days after the time of mailing. Any change in the foregoing addresses shall be effected by giving fifteen (15) days written notice of such change to the other parties. Business day for the purpose of this Agreement excludes Saturday, Sunday and the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas.

         9. The rights and remedies of Franchisor under this Agreement are fully assignable and transferable and shall inure to the benefit of its respective affiliates, successors and assigns. The respective obligations of Developer and

Covenantor hereunder may not be assigned by Developer or Covenantor, without the prior written consent of Franchisor.


         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures below.


                                                  FRANCHISOR:

                                                  RIO BRAVO INTERNATIONAL, INC.,
ATTEST:                                                     a Kansas corporation



_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________
Title:_______________________                     Title:______________________


                                                  DEVELOPER:

                                                  ____________________________
ATTEST:



_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________
Title:_______________________                     Title:______________________


                                                  COVENANTOR:


_____________________________                     By:_________________________
Name: _______________________                     Name:_______________________

                      ATTACHMENT C TO DEVELOPMENT AGREEMENT


           STATEMENT OF OWNERSHIP INTERESTS AND DEVELOPER'S PRINCIPALS


A. The following is a list of shareholders, partners or other investors in Developer, including all investors who own or hold a direct or indirect interest in Developer, and a description of the nature of their interest:


            Name                   Percentage of Ownership/Nature of Interest






B. The following is a list of all of Developer's Principals described in and designated pursuant to Section XIII.E. of the Development Agreement, each of whom shall execute the Confidentiality Agreement and Ancillary Covenants Not to Compete substantially in the form set forth in Attachment B (see Sections VIII.B.(2) and VIII.I. of the Development Agreement):

                      ATTACHMENT D TO DEVELOPMENT AGREEMENT


                            DESCRIPTION OF TERRITORY


         The Territory in which Developer has been granted the rights to develop Restaurants shall include the geographic area described below:












                                      D-1